Exhibit 4.2

TEPPCO PARTNERS, L.P.,
as Issuer
TE PRODUCTS PIPELINE COMPANY, LLC,
TCTM, L.P.,
TEPPCO MIDSTREAM COMPANIES, LLC
AND VAL VERDE GAS GATHERING COMPANY, L.P.,
as Subsidiary Guarantors
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of October 27, 2009
To
INDENTURE
Dated as of May 14, 2007

7.000% FIXED/FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2067

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 27, 2009 (this “Third Supplemental Indenture”), is among TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“TEPPCO Midstream”), Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and together with TE Products, TCTM and TEPPCO Midstream, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
RECITALS OF THE PARTNERSHIP
     WHEREAS, the Partnership, the Subsidiary Guarantors, or their predecessors, and the Trustee are parties to that certain Indenture, dated as of May 14, 2007 (the “Base Indenture”), the First Supplemental Indenture thereto, dated as of May 18, 2007 and the Second Supplemental Indenture thereto dated as of June 30, 2007 (such Base Indenture, as amended and supplemented by such First Supplemental Indenture and Second Supplemental Indenture, being referred to herein as the “Original Indenture”); and
     WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Partnership and the Subsidiary Guarantors, when authorized by resolutions of the Board of Directors, and the Trustee may enter into a supplemental indenture to amend or supplement the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture; and
     WHEREAS, the only series of Debt Securities that is Outstanding is the 7.000% Fixed/Floating Rate Junior Subordinated Notes due 2067 (the “Notes”); and
     WHEREAS, Enterprise Products Operating LLC and Enterprise Products Partners L.P. (collectively “Enterprise”) have offered to exchange all of the Outstanding Notes, upon the terms and subject to the conditions set forth in the Enterprise Prospectus, dated October 7, 2009, and in the related Letter of Transmittal and Consent (the “Exchange Offer”); and
     WHEREAS, in connection with the Exchange Offer, Enterprise has been soliciting consents of the Holders to the amendments to the Original Indenture set forth herein (and to the execution of this Third Supplemental Indenture), and Enterprise has now obtained such consents from the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes; and
     WHEREAS, accordingly, this Third Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.02 of the Original Indenture; and
     WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Third Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken;
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1.
RELATION TO INDENTURE; DEFINITIONS
     Section 1.1. Relation to Indenture.
     With respect to the Notes, this Third Supplemental Indenture constitutes an integral part of the Indenture.
     Section 1.2. Definitions.
     The Original Indenture, as amended and supplemented hereby, is referred to herein as the “Indenture.” For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Indenture.
     Section 1.3. General References.
     All references in this Third Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Third Supplemental Indenture.
ARTICLE 2.
AMENDMENTS TO INDENTURE
     Section 2.1. Amendments.
     With respect to all Outstanding Notes:
     (a) Sections 4.06, 4.08, 4.09, 4.10, 4.12, 9.01(a), 10.01 and 10.02 of the Base Indenture are hereby deleted and the Partnership is hereby released from its obligations thereunder.
     (b) Section 2.03(s) of the Base Indenture is hereby amended and restated in its entirety to read as follows:
     “(s) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture.”
     (c) Section 4.05 of the Base Indenture is hereby amended and restated in its entirety to read as follows:
     “The Partnership shall comply with the provisions of TIA Section 314(a).”

     (d) The term “Successor Partnership” in Section 1.02 of the Base Indenture is hereby deleted and the following definition for “Successor Partnership” is hereby added to Section 1.01 of the Base Indenture:
     ““Successor Partnership” means the resulting, surviving or transferee Person if other than the Partnership in the consolidation of the Partnership with or merger of the Partnership with and into any Person, or sale, conveyance, transfer, lease or other disposition of all or substantially all of the Partnership’s assets to any Person.”
     (e) Section 5.1 of the First Supplemental Indenture, dated as of May 18, 2007, to the Base Indenture is hereby deleted and the Partnership is hereby released from its obligations thereunder.
     (f) Any failure by the Partnership to comply with the terms of any of the Sections of the Original Indenture deleted hereby (whether before or after the execution of this Third Supplemental Indenture) shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.
     Section 2.2. Effectiveness.
     This Third Supplemental Indenture shall be effective as of the date hereof.
ARTICLE 3.
MISCELLANEOUS
     Section 3.1. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or due execution thereof by the Partnership.
     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture.
     Section 3.2. Continued Effect.
     Except as expressly supplemented and amended by this Third Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Third Supplemental Indenture) is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     Section 3.3. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE.
     Section 3.4. Counterparts.
     This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above.

TEPPCO PARTNERS, L.P.
By:	Texas Eastern Products Pipeline Company, LLC
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TE PRODUCTS PIPELINE COMPANY, LLC
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: Managing Member

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TCTM, L.P.
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, LLC
By:	TEPPCO GP, LLC (as successor to TEPPCO GP, Inc.)
Its: Managing Member

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

Third Supplemental Indenture (TEPPCO) — Signature Page (1 of 2)

VAL VERDE GAS GATHERING COMPANY, L.P.
By:	TEPPCO NGL Pipelines, LLC
Its: General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Kash Asghar
	Name:	Kash Asghar
	Title:	Senior Associate

Third Supplemental Indenture (TEPPCO) — Signature Page (2 of 2)